UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 6, 2008
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	1-12358 (Commission File Number)	59-7007599 (IRS Employer Identification Number)

2101 Sixth Avenue North Suite 750
Birmingham, Alabama	35202
(Address of principal executive offices)	(Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
     On October 21, 2008, Colonial Properties Trust (the “Company”) issued 35,190 common shares of beneficial interest, par value $0.01 per share (“Common Shares”), in exchange for common units of Colonial Realty Limited Partnership (“CRLP”). On October 24, 2008, the Company issued 29,325 Common Shares in exchange for common units of CRLP. On November 6, 2008, the Company issued 500,000 Common Shares in exchange for common units of CRLP. In each case, the common units of CRLP were tendered for redemption by certain limited partners of CRLP in accordance with the terms of the agreement of limited partnership of CRLP (the “Partnership Agreement”). Under the Partnership Agreement, each common unit of CRLP held by limited partners of CRLP may be redeemed for either one Common Share or, at the option of the Company, cash equal to the fair market value of a Common Share at the time of redemption. All of the 564,515 Common Shares were issued to limited partners of CRLP in private placement transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, based on an exchange ratio of one Common Share for each common unit of CRLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: November 12, 2008	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer